Filed Pursuant to Rule 424(b)(5)

Registration No. 333-223960

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 5, 2018)

Up to $6,500,000

Common Stock

Inpixon has entered into an Equity Distribution Agreement with Maxim Group LLC, or Maxim, relating to the sale of our common stock, par value $0.001 per share, offered by this prospectus supplement. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $6,500,000 million from time to time through Maxim acting as agent.

Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made in sales deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NASDAQ Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, including in privately negotiated transactions. Maxim will use its commercially reasonable efforts to sell on our behalf all the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the shares of common stock will be sold in the section entitled “Plan of Distribution.”

Maxim will be entitled to compensation at a fixed commission rate of 4.5% of the gross proceeds of each sale of shares of our common stock. In connection with the sale of shares of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is traded on The NASDAQ Capital Market under the symbol “INPX.” On October 9, 2019, the last reported sale price of our common stock was $0.1227 per share.

On March 28, 2019, the date on which we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the prospectus became subject to the offering limits set forth in General Instruction I.B.6 of Form S-3. As of October 10, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $19,848,689, based on 53,645,108 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $0.37 per share, which was the price at which our common stock was last sold on The Nasdaq Capital Market on August 12, 2019 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.6 of Form S-3. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 in the 12 calendar months preceding the date of this prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page PS-10 of this prospectus supplement, page 6 of the accompanying base prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is October 10, 2019

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 (File No. 333-223960), which was declared effective on June 5, 2018, that we filed with the Securities Exchange Commission (“SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, provides more general information about the securities we may offer from time to time, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying base prospectus, all information incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” in this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying base prospectus. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement and the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us” and “our” refer to Inpixon and its subsidiaries.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Maxim and any other underwriters have not, authorized anyone to provide you with information that is different. We and Maxim take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or the date of any sale of our common stock.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	our limited operating history with recent acquisitions;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for the products and services we develop;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manufacture any products we develop;

●	general economic conditions and events and the impact they may have on us and our potential customers;

●	our ability to obtain adequate financing in the future;

●	our ability to continue as a going concern;

●	our ability to use the proceeds from this offering as discussed in the section entitled “Use of Proceeds”;

●	lawsuits and other claims by third parties or investigations by the various regulatory agencies that we are required to report to including the uncertainty regarding the ongoing investigation by the Securities and Exchange Commission;

●	our potential delisting from The Nasdaq Capital Market

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus supplement and the accompanying base prospectus.

These risks are not exhaustive. Other sections of this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page PS-10 of this prospectus supplement, page 6 of the accompanying base prospectus and page 8 of our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision.

The Company

We are a technology company that helps to secure, digitize and optimize any premises with Indoor Positioning Analytics, sometimes referred to herein as “IPA,” for businesses and governments in the connected world. Inpixon Indoor Positioning Analytics is based on new sensor technology that finds all accessible cellular, Wi-Fi, Bluetooth and RFID signals anonymously. Paired with a high-performance, data analytics platform, this technology delivers visibility, security and business intelligence on any commercial or government premises worldwide.

Inpixon Indoor Positioning Analytics offer:

●	New sensors with proprietary technology that can find all accessible cellular, Wi-Fi, Bluetooth and RF signals. Utilizing various radio signal technologies ensures precision device positioning accurately down to an arm’s length. This enables highly detailed understanding of customer journeys and dwell time in retail scenarios, detection and identification of authorized and unauthorized devices, and prevention of rogue devices through alert notification when unknown devices are detected in restricted areas.

●	Data science analytics with lightning fast data mining using an in-memory database that uses a dynamic blend of RAM and NAND along with specially optimized algorithms that both minimize data movement and maximize system performance. This enables the system to deliver reports with valuable insights to the user as well as to integrate with common third party visualization, charting, graphing and dashboard systems.

●	Insights that deliver visibility and business intelligence about detailed customer journey and flow analysis of in-stores and storefronts allowing businesses to better understand customer preferences, measure campaign effectiveness, uncover revenue opportunities and deliver exceptional shopping experiences.

Inpixon Indoor Positioning Analytics can assist all types of establishments, including brands, retailers, shopping malls and shopping centers, hotels and resorts, gaming operators, airports, healthcare facilities, office buildings and government agencies, by providing greater security, gaining better business intelligence, increasing consumer confidence and reducing risk while being compliant with applicable “Personal Identifiable Information” regulations.

Our Products and Services

We provide the following products and services that may be used by any number of businesses and government agencies, including but not limited to, commercial offices, retail locations, airports, hospitals, financial institutions, hospitality venues and educational institutions.

●	Inpixon Security (formerly AirPatrol ZoneDefense) – This is a mobile security and detection suite of products that locates devices operating within a monitored area, determines their compliance with network security policies for that zone, and if the device is not compliant, can trigger policy modification of device apps and/or features either directly or via third party mobile device, application and network management tools. Our recent acquisition of Locality Systems Inc. (“Locality”) enhanced this product by allowing us to offer Locality’s solution, which provides radio frequency (“RF”) augmentation of video monitoring systems, to our customers. Our smart school safety network technology, recently acquired from GTX Corp, further strengthens this product line and will assist school staff and first responders with locating students during emergency situations.

●	Inpixon Intelligence (formerly AirPatrol ZoneAware) – This is a commercial product for enabling location and/or context-based marketing services and information delivery to mobile devices based on zones as small as 10 feet or as large as a square mile. The monitored areas may include a building, a campus, a mall, and outdoor regions like a downtown. Unlike other mobile locationing technologies, our technologies use passive sensors that work over both cellular and Wi-Fi networks and offer device locationing and zone-based app and information delivery accurate to within 10 feet. Additionally, unlike geo-fencing systems, our technologies are capable of simultaneously enabling different policies and delivering different apps or information to multiple devices within the same zone based on contexts such as the type of device, the device user and time of day. Our recent acquisition of Locality enhanced this product by allowing us to now offer a lower cost, Wi-Fi only solution to customers who may later upgrade to our full Inpixon Intelligence solution.

●	Shoom Products (eTearsheets; eInvoice, AdDelivery, ePaper) – The Shoom products are Cloud based applications and analytics for the media and publishing industry. These products also generate critical data analytics for the customers.

IPA Product Enhancements

As a company in the information and technology industry, keeping up with the technological advancements within the industry is critical to our long-term success and growth. As a result, our senior management must continuously work to ensure that they remain informed and prepared to quickly adapt and leverage new technologies within our product and service offering as such technologies become available. In connection with that goal, our product roadmap development plans include the use of blockchain technology to maintain and propagate device reputation, enforcing security policies and attaining compliance, artificial intelligence for amassing anonymous device information, integrating video image analytics for additional attributes, ultra-wideband technology for asset tracking and a voice-assisted analytics interface.

Corporate Structure

We have two operating subsidiaries: (i) Inpixon Canada, Inc. (100% ownership) based in Coquitlam, British Columbia; and (ii) Sysorex India (82.5% ownership) based in Hyderabad, India. Inpixon Canada, Inc. has one operating subsidiary: Jibestream Inc. (100% ownership) based in Toronto, Ontario.

Although the subsidiaries are separate legal entities, we are currently structured by function and organized to operate in an integrated fashion as one business.

Corporate Strategy

Management continues to pursue a corporate strategy that is focused on building and developing our business as a provider of turnkey solutions ranging from the collection of data to delivering insights from that data to our customers with a focus on securing, digitizing and optimizing premises with IPA for businesses and governments. In connection with such strategy and in order to facilitate our long-term growth, we are evaluating various strategic transactions and acquisitions of companies with technologies and intellectual property (“IP”) that complement such goals by adding technology, differentiation, customers and/or revenue. We are primarily looking for accretive opportunities that have business value and operational synergies. We believe these complimentary technologies will allow us to provide a comprehensive Indoor Positioning Platform, or one-stop shop to our customers. We believe that acquiring complementary products and/or IP will add value to the Company. Candidates with proven technologies that complement our overall strategy may come from anywhere in the world, so long as there are strategic and financial reasons to make the acquisition. If we make any acquisitions in the future, we expect that we may pay for such acquisitions using our equity securities, cash and debt financing in combinations appropriate for each acquisition. In connection with this strategy, on May 21, 2019, we acquired Locality, a technology company based near Vancouver, Canada, specializing in wireless device positioning and radio frequency (“RF”) augmentation of video surveillance systems. In addition, on June 27, 2019, we acquired certain global positioning system (“GPS”) products, software, technologies, and intellectual property from GTX, a U.S. based company specializing in GPS technologies. These transactions expanded our patent portfolio and included certain granted or licensed patents and GPS and RF technologies. Furthermore, on August 15 2019, we acquired Jibestream Inc., a provider of highly configurable indoor mapping and location platforms to expand our suite of products. This acquisition allows us to use Jibestream’s mapping technology with our existing indoor positioning offerings to offer our customers a more comprehensive suite of products going forward.

SEC Investigation

In February 2019, we received a subpoena from the SEC’s Division of Enforcement pursuant to a formal SEC order of investigation requiring us to produce documents and other information relating to our public announcement on January 9, 2018 that we intended to incorporate blockchain technology into our future product offerings and a public financing transaction undertaken by us in proximity to that announcement. We have cooperated with the SEC’s investigation and have provided documents and information requested in the subpoena, as modified by agreement with the SEC. Although we believe that we have fully complied with all relevant laws and regulations, there can be no assurance that the SEC will not commence an enforcement action against us or members of our management, or as to the ultimate resolution of any enforcement action that the SEC may decide to bring. Under applicable law, the SEC has the ability to impose significant sanctions on companies and individuals who are found to have violated the provisions of applicable federal securities laws, including cease and desist orders, civil money penalties, and barring individuals from serving as directors or officers of public companies. We have expended significant financial and managerial resources responding to the SEC subpoena. Defending any enforcement action brought by the SEC against us or members of our management would involve further significant expenditures and the resolution of any such enforcement action could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Nasdaq Delisting Notice

On May 30, 2019, we received a deficiency letter from Nasdaq indicating that, based on our closing bid price for the last 30 consecutive business days, we do not comply with the minimum bid price requirement of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). In order to regain compliance with the minimum bid price requirement, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days without effecting a reverse split. No assurance can be given that we will be able to satisfy this requirement.

In addition to the failure to comply with Nasdaq Listing Rule 5550(a)(2), the Nasdaq Staff has advised us that our history of non-compliance with Nasdaq’s minimum bid price requirement, the corresponding history of reverse stock splits, the dilutive effect of this offering and an inability to cure the bid price deficiency organically without effecting a reverse stock split prior to November 26, 2019 would raise public interest concerns under Nasdaq Listing Rule 5101 and could result in the Nasdaq Staff issuing a delisting determination with respect to our common stock (subject to any appeal we might file). Nasdaq rules provide that Nasdaq may suspend or delist particular securities based on any event, condition or circumstance that exists or occurs that makes continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of the Nasdaq Staff, even though the securities meet all enumerated criteria for continued listing on Nasdaq. In that regard, the Nasdaq Staff has discretion to determine that our failure to comply with the minimum bid price rule or any subsequent price-based market value requirement or the dilutive effect of this offering, constitutes a public interest concern and while we will have an opportunity to appeal, we cannot assure you that Nasdaq will not exercise such discretionary authority or that we will be successful if such discretion is exercised and we appeal.

Recent Acquisitions

On May 21, 2019, we completed through our subsidiary, Inpixon Canada, Inc., our acquisition of Locality pursuant to the terms of a Share Purchase Agreement. Locality is a British Columbia corporation that specializes in wireless device positioning and RF augmentation of video surveillance systems. Locality’s video management system (“VMS”) integration, currently available for a number of VMS vendors, can assist security personnel in identifying potential suspects and tracking their movements cross-camera and from one facility to another. The solution is designed to enhance traditional security video feeds by correlating RF signals with video images. Based on third-party market research, the video surveillance market is forecasted to grow from $36.9 billion in 2018 to $68.3 billion by 2023, at a compound annual growth rate, or CAGR, of 13.1%. In addition, this technology can be used within the casino management market, which is estimated to grow to $12 billion by 2025, at a CAGR of 14.8% and can help retail customers mitigate the harm caused by organized retail crime, which is estimated to cost the retail industry nearly $30 billion per year.

On June 27, 2019, we completed its acquisition of certain assets of GTX Corp (“GTX”) pursuant to the terms of an Asset Purchase Agreement. The assets consisted of a portfolio of global positioning system (“GPS”) technologies and intellectual property, including, but not limited to (a) an intellectual property portfolio that includes a registered patent, along with more than 20 pending patent applications or licenses to registered patents or pending applications relating to GPS technologies; (b) a smart school safety network (“SSSN”) solution that consists of a combination of wristbands, gateways and proprietary backend software, which rely on the Bluetooth Low-Energy protocol and a low-power enterprise wireless 2.4Ghz platform, to help school administrators identify the geographic location of students or other people or things (e.g., equipment, vehicles, tools, etc.) in order to, among other things, ensure the safety and security of students while at school; (c) a personnel equipment tracking system and ground personnel safety system, which includes a combination of hardware and software components, for a GPS and RF based personnel, vehicle and asset-tracking solution designed to provide ground situational awareness and near real-time surveillance of personnel and equipment traveling within a designated area for, among other things, government and military applications and (d) a right to 30% of royalty payments that may be received by GTX in connection with its ownership interest in Inventergy LBS, LLC (“Inventergy”) which is the owner of certain patents related to methods and systems for communicating with a tracking device.

On August 15, 2019, we completed through our subsidiary, Inpixon Canada, Inc., our acquisition of Jibestream Inc. (“Jibestream”) pursuant to the terms of a Share Purchase Agreement, as amended (“Jibestream Share Purchase Agreement”). Jibestream provides highly configurable indoor mapping and location technology. Its platform provides customers with a full-featured geospatial platform that integrates business data with high-fidelity indoor maps to create smart indoor spaces. This allows customers to create multi-dimensional and multi-layered indoor maps, which can be added to existing web or mobile applications. Jibestream’s technology integrates with a variety of third-party indoor positioning systems to allow for clear, contextualized indoor wayfinding and directions. We anticipate utilizing Jibestream’s mapping technology with our existing indoor positioning offerings to offer our customers a more comprehensive suite of products going forward.  Jibestream’s products have applications in any indoor space where location and wayfinding is a concern. Jibestream’s existing product solutions have been deployed in hundreds of venues worldwide and within numerous customer segments including government, airports, malls, office buildings, and hospitals.

Recent Note Financings

On December 21, 2018, we issued a promissory note to Iliad Research and Trading, L.P. (“Iliad”) in the initial principal amount of $1,895,000, which is payable on or before the date that is 10 months from the issuance date. The initial principal amount includes an original issue discount of $375,000 and $20,000 that we agreed to pay to Iliad to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs. In exchange for the note, Iliad paid an aggregate purchase price of $1,500,000. Interest on the note accrues at a rate of 10% per annum and is payable on the maturity date or otherwise in accordance with the note. On August 8, 2019, we entered into a standstill agreement with Iliad, pursuant to which Iliad agreed to not redeem all or any portion of the principal amount of the note for a period of 90 days from the date of the agreement. As consideration for such agreement, the outstanding balance of the note was increased by $206,149.23. As of October 9, 2019, the outstanding balance of the note was approximately $2.308 million.

On May 3, 2019, we issued a promissory note to Chicago Venture Partners, L.P. (“CVP”), an affiliate of Iliad, in the initial principal amount of $3,770,000, which is payable on or before the date that is 10 months from the issuance date. The initial principal amount includes an original issue discount of $750,000 and $20,000 that we agreed to pay to Iliad to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs. In exchange for the note, CVP paid an aggregate purchase price of $3,000,000. Interest on the note accrues at a rate of 10% per annum and is payable on the maturity date or otherwise in accordance with the note. As of October 9, 2019, the outstanding balance of the note was approximately $3.940 million.

On June 27, 2019, we issued a second promissory note to CVP in the initial principal amount of $1,895,000, which is payable on or before the date that is 9 months from the issuance date. The initial principal amount includes an original issue discount of $375,000 and $20,000 that we agreed to pay to CVP to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs. In exchange for the note, CVP paid an aggregate purchase price of $1,500,000. Interest on the note accrues at a rate of 10% per annum and is payable on the maturity date or otherwise in accordance with the note. Pursuant to the terms of the note purchase agreement entered into in connection with the issuance of the note, we agreed to repay all or a portion of the note in connection with an equity or equity-linked financing. We have requested that CVP waive such repayment. As of October 9, 2019, the outstanding balance of the note was approximately $2.146 million.

On August 8, 2019, we issued a third promissory note to CVP in the initial principal amount of $1,895,000, which is payable on or before the date that is 9 months from the issuance date. The initial principal amount includes an original issue discount of $375,000 and $20,000 that we agreed to pay to CVP to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs. In exchange for the note, CVP paid an aggregate purchase price of $1,500,000. Interest on the note accrues at a rate of 9% per annum and is payable on the maturity date or otherwise in accordance with the note. As of October 9, 2019, the outstanding balance of the note was approximately$1.928 million.

On September 17, 2019, we issued a second promissory note to Iliad in the initial principal amount of $952,500, which is payable on or before the date that is 9 months from the issuance date. The initial principal amount includes an original issue discount of $187,500 and $15,000 that we agreed to pay to Iliad to cover its legal fees, accounting costs, due diligence, monitoring and other transaction costs. In exchange for the note, Iliad paid an aggregate purchase price of $750,000. Interest on the note accrues at a rate of 10% per annum and is payable on the maturity date or otherwise in accordance with the note. Pursuant to the terms of the note purchase agreement entered into in connection with the issuance of the note, we agreed to repay all or a portion of the note in connection with an equity or equity-linked financing. We have requested that Iliad waive such repayment. As of October 9, 2019, the outstanding balance of the note was approximately $0.958 million.

August 2019 Financing

On August 12, 2019, we sold an aggregate of (i) 6,497,410 shares of our common stock, (ii) 2,997 shares of our Series 6 Convertible Preferred Stock, with a stated value $1,000 per share, convertible into shares of our common stock (the “Series 6 Preferred Stock”), and (iii) Series A warrants to purchase up to an aggregate of 17,297,410 shares of Common Stock at an exercise price per share of $0.2775.

Waiver Agreement

On October 7, 2019 and October 10, 2019, we entered into a waiver agreement with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and Maxim, respectively, pursuant to which Ladenburg and Maxim agreed to waive the restriction on sales of shares of our common stock, or securities convertible into our common stock during the 90 day period following the date of that certain underwriting agreement entered into by the company, Ladenburg and Maxim on August 12 ,2019, which is referred to in this prospectus supplement as the “Lock-up Period”. As consideration for waiving the Lock-up Period, we agreed to pay Ladenburg a cash waiver fee, consisting of (i) $65,000 on October 8, 2019 and (ii) $50,000 on October 23, 2019.

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, and our telephone number is (408) 702-2167. Our subsidiaries maintain offices in Coquitlam and Vancouver, British Columbia and Hyderabad, India. Our Internet website is www.inpixon.com. The information contained on, or that may be obtained from, our website is not a part of this prospectus and should not be considered a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

OFFERING SUMMARY

Common Stock to be offered by us pursuant to this prospectus supplement	Our common stock having an aggregate offering price of up to $6,500,000.

Common Stock outstanding prior to this offering	53,645,301

Common Stock outstanding after this offering	Up to 107,620,037 shares of common stock, assuming sales of 52,974,736 shares of common at a price of $0.1227 per share, which was the closing price of our common stock on The NASDAQ Capital Market on October 9, 2019. The actual number of shares of our common stock issued will vary depending on the sales price under this offering.

Market for Common Stock:	Our common stock is listed on the Nasdaq Capital Market under the symbol “INPX.”

Manner of offering	Sales of shares of our common stock, if any, will be made pursuant to the terms of the Equity Distribution Agreement between us and Maxim Group LLC. Sales of the shares will be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act. Maxim will act as sales agent and will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution.”

Use of Proceeds:	We plan to use the net proceeds from this offering, if any, for general working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” beginning on page PS-10 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Exclusive Sales Agent	Maxim Group LLC is acting as the exclusive sales agent in connection with the offering.

The number of shares of our common stock to be outstanding after this offering is based on shares of our common stock outstanding as of October 8, 2019 and excludes, as of that date, the following:

●	191 shares of common stock issuable upon the exercise of outstanding stock options under our 2011 Employee Stock Incentive Plan, having a weighted average exercise price of $28,012.42 per share;

●	5,584,193 shares of common stock issuable upon the exercise of outstanding stock options under our 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $1.47 per share;

●	39 shares of common stock issuable upon the exercise of outstanding stock options not under our 2011 or 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $43,392.86 per share;

●	158,233 shares of common stock available for future issuance under our 2011 Employee Stock Incentive Plan, plus any additional shares of our common stock that may become available under our 2011 Employee Stock Incentive Plan;

●	2,732,183 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan, plus any additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	3,978,539 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $15.18 per share;

●	202 shares of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $4.96 per share;

●	1,100 shares of common stock reserved for issuance to investor relations firms;

●	37,838 shares of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $3.33 per share;

●	213,700 shares of Common Stock issuable upon the exercise of Series A warrants at an exercise price of $0.2775 and issued pursuant to the Underwriting Agreement, dated August 12, 2019, by and among the Company and the underwriters identified therein;

●	2,864,000 shares of common stock issuable pursuant to the Jibestream Share Purchase Agreement; and

●	any additional shares of common stock issued after October 8, 2019, including upon conversion or exercise of securities convertible or exercisable for shares of common stock.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering

We are the subject of an investigation by the SEC Division of Enforcement, which has required us to expend significant financial and managerial resources. The resolution of that investigation may have a material adverse effect on our business, financial condition, results of operations and cash flows.

In February 2019, we received a subpoena from the SEC’s Division of Enforcement pursuant to a formal SEC order of investigation requiring us to produce documents and other information relating to our public announcement on January 9, 2018 that we intended to incorporate blockchain technology into our future product offerings and a public financing transaction undertaken by us in proximity to that announcement. We have cooperated with the SEC’s investigation and have provided documents and information requested in the subpoena, as modified by agreement with the SEC. Although we believe that we have fully complied with all relevant laws and regulations, there can be no assurance that the SEC will not commence an enforcement action against us or members of our management, or as to the ultimate resolution of any enforcement action that the SEC may decide to bring. Under applicable law, the SEC has the ability to impose significant sanctions on companies and individuals who are found to have violated the provisions of applicable federal securities laws, including cease and desist orders, civil money penalties, and barring individuals from serving as directors or officers of public companies. We have expended significant financial and managerial resources responding to the SEC subpoena. Defending any enforcement action brought by the SEC against us or members of our management would involve further significant expenditures and the resolution of any such enforcement action could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Nasdaq has advised us that our common stock may be delisted from The Nasdaq Capital Market due to public policy concerns even if we are technically able to meet Nasdaq’s continued listing requirements.

Between November 2015 and May 2018, we received four deficiency letters from Nasdaq indicating that we did not comply with certain Nasdaq continued listing requirements. Such deficiencies were later cured. However, on May 30, 2019, we received another deficiency letter from Nasdaq indicating that, based on our closing bid price for the last 30 consecutive business days, we do not comply with the minimum bid price requirement of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2). In order to regain compliance with the minimum bid price requirement, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days without effecting a reverse split. No assurance can be given that we will be able to satisfy this requirement.

In addition to the failure to comply with Nasdaq Listing Rule 5550(a)(2), the Nasdaq Staff has advised us that our history of non-compliance with Nasdaq’s minimum bid price requirement, the corresponding history of reverse stock splits, the dilutive effect of this offering and an inability to cure the bid price deficiency organically without effecting a reverse stock split prior to November 26, 2019 would raise public interest concerns under Nasdaq Listing Rule 5101 and could result in the Nasdaq Staff issuing a delisting determination with respect to our common stock (subject to any appeal we might file). Nasdaq rules provide that Nasdaq may suspend or delist particular securities based on any event, condition or circumstance that exists or occurs that makes continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of the Nasdaq Staff, even though the securities meet all enumerated criteria for continued listing on Nasdaq. In that regard, the Nasdaq Staff has discretion to determine that our failure to comply with the minimum bid price rule or any subsequent price-based market value requirement or the dilutive effect of this offering, constitutes a public interest concern and while we will have an opportunity to appeal, we cannot assure you that Nasdaq will not exercise such discretionary authority or that we will be successful if such discretion is exercised and we appeal.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered will be higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the securities you purchase in this offering. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Maxim at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by Maxim after delivering a sales notice will fluctuate based on the market price of the common shares during the sales period and limits we set with Maxim. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our articles of incorporation allows us to issue up to 250,000,000 shares of our common stock, par value $0.001 per share, and to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock, par value $0.001 per share. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

In addition, to the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

If our common stock is delisted, market liquidity for our common stock could be severely affected and our stockholders’ ability to sell their shares of our common stock could be limited. A delisting of our common stock from Nasdaq would negatively affect the value of our common stock. A delisting of our common stock could also adversely affect our ability to obtain financing for our operations and could result in the loss of confidence in our company.

If our common stock becomes subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on The Nasdaq Capital Market, and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

If we fail to obtain stockholder approval for the issuance of the Jibestream Shares in connection with the Jibestream acquisition, as required by the Nasdaq Listing Rules, we may have to pay the value of the Jibestream Shares in cash.

Nasdaq Listing Rule 5635(a) requires stockholder approval when, in connection with an acquisition of stock or assets of another company, we issue a number of shares of our common stock that equals or exceeds 20% of the total number of shares of our common stock or voting power outstanding before the transaction. The Jibestream Shares represent more than 20% of the total number of shares of our common stock outstanding before the Jibestream acquisition. If we obtain stockholder approval and issue the Jibestream Shares, our stockholders will face substantial dilution.

If stockholder approval is not obtained prior to December 31, 2019, then we will be required to pay the portion of the purchase price representing the Jibestream Shares in cash unless otherwise agreed to by the parties. We may utilize remaining net proceeds from this offering to make such payment or, if such funds are not available, we will need to seek alternative sources of financing. We may not be able to obtain alternative sources of financing sufficient to pay for such remaining portion on terms acceptable to us, if at all. If we are required to pay the value of the Jibestream Shares in cash and are unable to obtain financing, then we may be in breach of the Jibestream Share Purchase Agreement and can face claims for such breach, which could have a material adverse effect on our business, financial condition and/or results of operations.

USE OF PROCEEDS

We may offer and sell shares of our common stock having aggregate sales proceeds of up to $6.5 million from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the Equity Distribution Agreement with Maxim as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, primarily for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See the section entitled “Risk Factors—Risks Relating to this Offering— Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.”

DILUTION

Our net tangible book value as of June 30, 2019 was approximately $4.0 million, or $0.31 per share. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after giving effect to this offering.

After giving effect to the sale by us of shares of our common stock in the aggregate amount of $6,500,000 in this offering at an assumed offering price of $0.1227 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on October 9, 2019, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2019 would have been approximately $10.0 million, or $0.15 per share. This represents an immediate decrease in as adjusted net tangible book value of $0.16 per share to existing stockholders and an immediate increase of $0.03 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share for this offering		$0.12
Historical net tangible book value per share as of June 30, 2019	$0.31
Decrease in pro forma net tangible book value per share after this offering	$(0.16)
As adjusted pro forma net tangible book value per share as of June 30, 2019, after giving effect to this offering		$0.15
Increase per share to new investors		$0.03

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the assumed public offering price in this offering or shares of common stock issued after June 30, 2019.

The number of shares of our common stock to be outstanding after this offering is based on 12,791,429 shares of our common stock outstanding as of June 30, 2019 and excludes the following:

●	191 shares of common stock issuable upon the exercise of outstanding stock options under our 2011 Employee Stock Incentive Plan, having a weighted average exercise price of $28,012.42 per share;

●	5,584,193 shares of common stock issuable upon the exercise of outstanding stock options under our 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $1.47 per share;

●	39 shares of common stock issuable upon the exercise of outstanding stock options not under our 2011 or 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $43,392.86 per share;

●	158,233 shares of common stock available for future issuance under our 2011 Employee Stock Incentive Plan, plus any additional shares of our common stock that may become available under our 2011 Employee Stock Incentive Plan;

●	2,732,183 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan, plus any additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	3,978,539 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $15.18 per share;

●	202 shares of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $4.96 per share;

●	1,100 shares of common stock reserved for issuance to investor relations firms; and

●	37,838 shares of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $3.33 per share;

●	(i) 6,497,410 shares of common stock, (ii) 2,997 shares of the Company’s Series 6 Convertible Preferred Stock (the “Series 6 Preferred”), with a stated value $1,000 per share, convertible into 10,800,000 shares of common stock with a conversion price of $0.2775 (all of which have converted as of the date of this prospectus), and (iii) 17,297,410 shares of Common Stock issuable upon the exercise of Series A warrants at an exercise price of $0.2775 (of which 213,700 have not been exercised as of the date of this prospectus) issued pursuant to the Underwriting Agreement, dated August 12, 2019, by and among the Company and the underwriters identified therein;

●	7,932,969 shares of common stock issued or issuable pursuant to the Jibestream Share Purchase Agreement; and

●	any additional shares of common stock issued after June 30, 2019, including upon conversion or exercise of securities convertible or exercisable for shares of common stock.

To the extent that the outstanding options or warrants are exercised, new investors will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of securities, the issuance of those securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

Pursuant to the Equity Distribution Agreement, dated October 10, 2019, by and between the Company and Maxim Group LLC (“Maxim”), Maxim has agreed to act as exclusive sales agent in connection with this offering of our common stock pursuant to this prospectus supplement and the accompanying base prospectus. Maxim is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby.

Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Maxim may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through The NASDAQ Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

We will pay Maxim in cash, upon each sale of shares of our common stock pursuant to the Equity Distribution Agreement, a commission equal to 4.5% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to pay to Maxim an advance in the amount of $25,000 (to be applied towards future legal costs as well as expenses related to the offering incurred by Maxim). In the event the offering is terminated, Maxim shall return any portion of the advance not used to pay its accountable out-of-pocket expenses actually incurred. We have also agreed to reimburse Maxim for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 (inclusive of the $25,000 advance). In addition to such fees, at the end of each quarter in which the offering is open we have agreed to pay Maxim’s legal counsel an additional $5,000.

We have agreed, for a period of twelve (12) months following the date of this prospectus supplement, to grant Maxim Group LLC the right of first refusal to act as lead managing underwriter and book runner and/or lead placement agent for any and all future public or private equity, equity-linked or debt offerings undertaken by us during such period.

Settlement for sales of shares of our common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of shares of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.

We have agreed to provide indemnification and contribution to Maxim and specified persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that Maxim may be required to make in respect of such liabilities.

Maxim may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Maxim would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the agent acting as principal. Under these rules and regulations, Maxim:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The offering of shares of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all common stock provided for in this prospectus supplement, and (iii) the termination of the Equity Distribution Agreement by mutual written agreement of us and Maxim.

Maxim and its affiliates have provided and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving shares of our common stock while the offering is ongoing under this prospectus.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Maxim and Maxim may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Equity Distribution Agreement. A copy of the Equity Distribution Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See the sections entitled “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

Our common stock is traded on The Nasdaq Capital Market under the symbol “INPX.”

Other than in the United States, no action has or will be been taken by us or the Maxim that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP (“MSK”), New York, New York. As of the date of this prospectus, MSK and certain principals of the firm own securities of our company representing in the aggregate less than five percent of the shares of our common stock outstanding immediately prior to the filing of this prospectus supplement. Although MSK is not under any obligation to accept shares of our common stock in payment for services, it may do so in the future. Maxim is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2018 and 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

MNP LLP, independent registered public accounting firm, has audited the financial statements of Jibestream Inc. for the years ended December 31, 2018 and 2017, included in our Current Report on Form 8-K/A filed with the SEC on July 25, 2019, as set forth in their report, which is incorporated herein by reference in this prospectus. Such financial statements are incorporated by reference in reliance on MNP LLP, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at http://www.inpixon.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 28, 2019;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, as filed with the SEC on May 14, 2019;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, as filed with the SEC on August 14, 2019;

●	with the exception of the portions of the following filings that are furnished rather than filed, our Current Reports on Form 8-K, as filed with the SEC on January 8, 2019, January 15, 2019, January 18, 2019, January 29, 2019, February 8, 2019, February 20, 2019, February 22, 2019, April 5, 2019, April 12, 2019, April 25, 2019, May 3, 2019, May 22, 2019, May 30, 2019, June 13, 2019, June 20, 2019, June 25, 2019, June 27, 2019, July 1, 2019, July 5, 2019, July 10, 2019, July 11, 2019, August 9, 2019, August 14, 2019, August 14, 2019, August 19, 2019, September 6, 2019, September 13, 2019, September 20, 2019 and October 10, 2019 and on Form 8-K/A, as filed with the SEC on July 25, 2019 and September 13, 2019; and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all filed information contained in reports and documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and before the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Inpixon

Attn: Secretary

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

(408) 702-2167

In addition, you may obtain a copy of these filings from the SEC as described in the section entitled “Where You Can Find More Information.”

PROSPECTUS

$300,000,000.00

Common Stock

Preferred Stock

Subscription Rights

Units

Warrants

Debt Securities

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $300,000,000.00 in any combination of common stock, preferred stock, warrants, units, debt securities and subscription rights.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement or free writing prospectus, as well as any documents incorporated by reference carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

In addition, this prospectus relates to the resale by the selling security holders identified in this prospectus (the “Selling Security Holders”) of up to 599,817 shares of our common stock, par value $0.001 per share, issuable to the Selling Security Holders upon exercise of common stock purchase warrants issued on January 8, 2018 (the “Warrants”). The Selling Security Holders may sell these shares of common stock in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Security Holders may sell the shares of common stock being registered. We will not receive any of the proceeds from the sale of shares by the Selling Security Holders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “INPX.” On May 14, 2018, the closing price of our common stock as reported by the NASDAQ Capital Market was $ 0.41 per share.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more primary offerings. In addition, the registration statement of which this prospectus is a part covers an aggregate of 599,817 shares of our common stock issuable to the Selling Security Holders upon exercise of the Warrants issued to the Selling Security Holders on January 8, 2018, and which may be offered and sold by the Selling Security Holders from time to time in one or more secondary offerings upon exercise of the Warrants.

This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, the terms “Inpixon,” “we,” “us,” “our,” and the “Company” refer collectively to Inpixon, f/k/a Sysorex Global, and its subsidiaries.

Note Regarding Reverse Stock Split

The Company effected a reverse split of its outstanding common stock, par value $0.001, at a ratio of 1-for-30, effective as of February 6, 2018 (the “Reverse Split”). We have reflected the Reverse Split in this prospectus.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	our limited operating history with recent acquisitions;

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology;

●	customer demand for the products and services we develop;

●	the impact of competitive or alternative products, technologies and pricing;

●	our ability to manufacture any products we develop;

●	general economic conditions and events and the impact they may have on us and our potential customers;

●	our ability to obtain adequate financing in the future;

●	our ability to continue as a going concern;

●	lawsuits and other claims by third parties;

●	our ability to successfully complete the spin-off of Inpixon USA, including the impact of the spin-off on the businesses of Inpixon and Inpixon USA;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

The Company

Inpixon is a technology company that helps to secure, digitize and optimize any premises with Indoor Positioning Analytics, sometimes referred to in this annual report as “IPA,” for businesses and governments in the connected world. Inpixon Indoor Positioning Analytics is based on new sensor technology that finds all accessible cellular, Wi-Fi, Bluetooth and RFID signals anonymously. Paired with a high-performance, data analytics platform, this technology delivers visibility, security and business intelligence on any commercial or government premises world-wide. Inpixon’s products, infrastructure solutions and professional services group help customers take advantage of mobile, Big Data, analytics and the Internet of Things (“IoT”).

Inpixon Indoor Positioning Analytics offer:

●	New sensors with proprietary technology that can find all accessible cellular, Wi-Fi, Bluetooth and RF signals. Utilizing various radio signal technologies ensures precision device positioning accurately down to arm’s length. This enables highly detailed understanding of customer journey and dwell time in retail scenarios, detection and identification of authorized and unauthorized devices, and prevention of rogue devices through alert notification based on rules when unknown devices are detected in restricted areas.

●	Data science analytics with lightning fast data mining using an in-memory database that uses a dynamic blend of RAM and NAND along with specially optimized algorithms that both minimize data movement and maximize system performance. This enables the system to deliver reports with valuable insights to the user as well as to integrate with common third party visualization, charting, graphing and dashboard systems.

●	Insights that deliver visibility and business intelligence about detailed customer journey and flow analysis of in-stores and storefronts allowing businesses to better understand customer preferences, measure campaign effectiveness, uncover revenue opportunities and deliver an exceptional shopping experience.

Inpixon Indoor Positioning Analytics can assist all types of establishments, including brands, retailers, shopping malls and shopping centers, hotels and resorts, gaming operators, airports, healthcare facilities, office buildings and government agencies, by providing greater security, gaining better business intelligence, increasing consumer confidence and reducing risk while being compliant with applicable “Personal Identifiable Information” regulations.

IPA Product Roadmap

Inpixon is a company in the information and technology industry and therefore keeping up with the technological advancements within the industry are critical to our long term success and growth. As a result, our senior management must continuously work to ensure that they remain informed and prepared to quickly adapt and leverage new technologies within our product and service offering as such technologies become available. In connection with that goal, our 2018 product roadmap development plans include the use of blockchain technology to maintain and propagate device reputation, enforcing security policies and attaining compliance, artificial intelligence for amassing anonymous device information and a voice-assisted analytics interface.

Blockchain Technology for Device Reputation

Our IPA platform locates, monitors and analyzes the path of all cellular, Wi-Fi, and Bluetooth devices, regardless of make, manufacturer or device type, allowing not just the ability to identify and prevent unwanted mobile devices, but also the ability to track and analyze device traffic within an indoor location. The addition of “device reputation” to our IPA platform has been an important component of our anticipated product enhancements. “Device reputation” refers to information regarding the particular history of a device, such as when a device enters a certain location, where within that location the device has travelled, the types of activities for which the device was previously used, including, but not limited to, whether the device is linked to prior fraudulent activities, and information concerning accounts that the device might be linked to.

We intend to use “blockchain technology” in order to propagate device reputation profiles. “Blockchain technology” refers to a type of decentralized “distributed ledger” or database that can be used to securely record, store, share and synchronize data or information across multiple networks in various locations. The lack of a centralized location to store information concerning a single device reputation profile results in a more secure repository for data and makes hacking or accessing that information for fraudulent purposes extremely difficult. Accessing and falsifying or otherwise using information that is stored across a network of multiple servers in different locations for fraudulent purposes would require breaching not just one server but the majority of the servers on which the information is stored making it significantly more difficult, if not impossible, to breach, thus creating a higher level of security. We intend to leverage open source blockchain technology available to us without cost, by re-engineering such technology from a transaction based schema to a behavior based schema in order to create a private proprietary code-base specifically for use within our IPA platform, to serve as a repository of “device reputation” collected in connection with our IPA platform’s analytics capabilities. The collected data regarding device behavior will be secured through conventional methods of encrypted storage allowing for tamper proof audit trails with respect to device activity and behavior. While we may decide to hire 1-3 additional employees during 2018 with greater expertise with blockchain technology, the addition of these employees is not critical to our business plans insofar as the intent is to use open source technology and consult with third parties and/or provide training for its employees on an as needed basis. We currently expect that proof of concept and the test scenario implementation of this technology within our IPA platform will be available in the second quarter of 2018.

Infrastructure Segment

In addition, in connection with the Company’s infrastructure value-added reseller segment (the “VAR Segment”), Inpixon currently resells third party hardware, software and related maintenance/warranty products and services to commercial and government customers. It includes but is not limited to, products for enterprise computing, storage, virtualization, and networking. Some of the services offered in connection with the VAR Segment include custom application/software design, architecture and development, staff augmentation, project management, business continuity, data migration, networking and information technology business consulting services. These services allow Inpixon to offer turnkey solutions that allow for the integration of third party products into existing infrastructure when requested by customers. As described below under the heading “ Corporate Strategy and Recent Development ” the Company’s strategic plans include divesting the VAR Segment through a spin-off and focusing its business on the other products and services described below including the development and growth of its IPA platform.

Corporate Strategy and Recent Development

Management’s corporate strategy is to continue to build and develop Inpixon as a technology company that provides turnkey solutions from the collection of data to delivering insights from that data to our customers with a focus on securing, digitizing and optimizing premises with IPA for businesses and governments. In connection with such strategy and in order to facilitate our long-term growth, we have acquired certain companies, technologies and intellectual property (“IP”) that complement such goals and will continue to consider completing additional strategic acquisitions as long as our financial condition permits. An important element of this mergers and acquisitions strategy is to acquire companies with complementary capabilities and/or innovative and commercially proven technologies in indoor positioning and Big Data analytics and to obtain an established customer base. We believe that acquiring complementary products and/or IP will add value to the Company, and the customer base of each potential acquisition may also present an opportunity to cross-sell our existing solutions. Candidates with proven technologies that complement our overall strategy may come from anywhere in the world, so long as there are strategic and financial reasons to make the acquisition. If we make any acquisitions in the future, we expect that we may pay for such acquisitions using our equity securities, cash and debt financing in combinations appropriate for each acquisition.

In connection with our strategic business plan, Inpixon currently plans to spin-off our Infrastructure segment or VAR business, which is conducted primarily by Inpixon USA and its wholly-owned subsidiary Inpixon Federal, Inc. The spin-off of this business segment would significantly reduce our revenues since they account for approximately 91% of our total revenues, however, such a spin-off would also significantly reduce operating expenses and eliminate substantially all of our trade debt.

On April 23, 2018, the Company issued a press release announcing the filing of a Form 10 registration statement with the SEC in connection with the planned spin-off of its wholly-owned subsidiary, Inpixon USA (including its subsidiary, Inpixon Federal, Inc.), which is expected to be renamed “Sysorex, Inc.” (“Sysorex”) following the consummation of the spin-off transaction. Following the spin-off there will be two distinct, publicly traded companies, Inpixon and Sysorex. The separation of Inpixon USA from Inpixon and the distribution of Sysorex common stock are intended to, among other things, (i) create two sharper, stronger, more focused companies by enabling the management of each company to concentrate efforts on the unique needs of each business and the pursuit of distinct opportunities for long-term growth and profitability (ii) allow each business to more effectively pursue its own distinct capital structures and capital allocation strategies and design more effective equity compensation programs, (iii) provide our stockholders with equity ownership in two separate, publicly traded companies and (iv) enable investors to better evaluate the financial performance, strategies, and other characteristics of each business and company, which will permit investors to make investment decisions based on each company’s individual performance and potential, enhancing the likelihood the market will value each company appropriately. Inpixon and Sysorex expect that the separation will result in enhanced long-term performance of each business thereby maximizing shareholder value for both companies.

In order to effect the proposed transaction, Inpixon intends to distribute shares of Sysorex’s common stock as a dividend to holders of Inpixon’s common stock and certain holders of other Inpixon securities that may be entitled to participate in the distribution as of a record date to be determined. The spin-off is subject to certain conditions, including, without limitation, the effectiveness of a Form 10 registration statement with SEC, the approval for quotation of Sysorex’s common stock on the OTCQB Venture Market operated by OTC Markets Group, Inc., final approval from Inpixon’s Board of Directors and other customary conditions. No assurance can be provided as to the timing of the completion of the spin-off or that all conditions to the spin-off will be met. Furthermore, until the distribution has occurred, Inpixon will have the right to terminate the distribution, even if all of the conditions are satisfied.

Corporate Information

Our principal executive offices are located at 2479 E. Bayshore Road, Suite 195, Palo Alto, California 94303, and our telephone number is (408) 702-2167. Our subsidiaries maintain offices in Herndon Virginia, Larkspur California, Encino California, and Coquitlam, British Columbia, and Hyderabad, India. Our Internet website is www.inpixon.com. The information contained on, or that may be obtained from, our website is not a part of this prospectus and should not be considered a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “ Where You Can Find More Information .”

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us in primary offerings under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

We will not receive any proceeds from the sale of our common stock upon exercise of the Warrants by the Selling Security Holders. We will, however, receive proceeds from any cash exercise of the Warrants. If all of the Warrants were exercised in full for cash, we would receive gross proceeds of approximately $1.8 million. We currently intend to use these proceeds, if any, for working capital and general corporate purposes. However, there can be no assurance that any Warrants will be exercised, or if the Warrants are exercised, how many would be exercised for cash.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by Inpixon in a primary offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

The Securities We May Offer

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt pursuant to indentures by and between the Company and a trustee (the “Indentures”). While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the Indenture, we also are referring to any supplemental Indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the Indenture that we will enter into with the trustee named in the Indenture. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We will file the form of Indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental Indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the Indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The Indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the Indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We may issue debt securities from time to time in one or more series under the Indentures.  We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus or other offering material.  The prospectus supplement and other offering material relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):

●	the title of the debt securities;

●	designation, aggregate principal amount, denomination and currency or currency unit;

●	date of maturity;

●	the price or prices at which we sell the debt securities and the percentage of the principal amount at which the debt securities will be issued;

●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;

●	any limit on the total principal amount of the debt securities and the ability to issue additional debt securities of the same series;

●	currency or currency units for which such debt securities may be purchased and in which principal of, premium, if any, and any interest will or may be payable;

●	interest rate or rates (or the manner of calculation thereof), if any;

●	the times at which any such interest will be payable;

●	the date or dates from which interest will accrue on the debt securities, or the method used for determining those dates;

●	the place or places where the principal and interest, if any, will be payable;

●	any redemption, sinking fund, satisfaction and discharge, or defeasance provisions;

●	whether such debt securities will be issuable in registered form or bearer form or both and, if issuable in bearer form, restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of certificates in bearer form;

●	whether and under what circumstances we may from time to time, without the consent of holders of debt securities, issue additional debt securities, having the same ranking and the same interest rate, maturity and other terms as the debt securities being offered, except for the issue price and issue date and, in some cases, the first interest payment date, whereby such additional securities will, together with the then outstanding debt securities, constitute a single class of debt securities under the Indentures, and will vote together on matters under the Indenture;

●	whether and under what circumstances we will issue the debt securities in whole or in part as Global Securities as described below under “Global Securities”;

●	applicable conversion or exchange privileges;

●	any defaults and events of defaults applicable to the debt securities to be issued;

●	securities exchange(s) on which the securities will be listed, if any;

●	whether any underwriter(s) will act as market maker(s) for the securities;

●	extent to which a secondary market for the securities is expected to develop;

●	provisions relating to covenant defeasance and legal defeasance;

●	provisions relating to satisfaction and discharge of the Indenture;

●	any covenants or restrictions on us or our subsidiaries; and

●	any other specific terms of the offered debt securities, including any terms in lieu of those described in this prospectus and any terms which may be required by or advisable under United States laws or regulations such as those made a part of the applicable Indenture by the Trust Indenture Act of 1939.

Material United States federal income tax consequences and special considerations, if any, applicable to any such securities will be described in the applicable prospectus supplement.

Debt securities may be presented for exchange, and registered debt securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and as summarized in the applicable prospectus supplement.  Such services will be provided without charge, other than any tax or other governmental charge payable in connection with such exchange or transfer, but subject to the limitations provided in the applicable Indenture.  Debt securities in bearer form and the coupons, if any, appertaining to such debt securities will be transferable by delivery.

Subordination

The indebtedness represented by subordinated debt securities will be subordinated in right of payment to existing and future “Senior Indebtedness,” as to be described in subordinated indentures (the “Subordinated Indenture”) we may issue and any accompanying prospectus supplement.  The term “Senior Indebtedness” means:

●	all indebtedness for money borrowed incurred by us, unless the terms of the instrument or instruments by which such indebtedness is incurred or created expressly provide that such indebtedness is subordinate to the subordinated debt securities or that such indebtedness is not superior in right of payment to the subordinated debt securities,

●	any other indebtedness, obligation or liability incurred by us (including any guaranty, endorsement or other contingent obligation of ours in respect of, or to purchase, or otherwise acquire, any obligation of another), direct or indirect, absolute or contingent, or matured or unmatured, which is specifically designated by us as Senior Indebtedness in the instruments evidencing such indebtedness, obligation or liability at the time of its issuance or incurrence, or

●	any deferral, renewal or extension of any of the foregoing.

“Senior Indebtedness” does not include:

●	our debt to any of our subsidiaries;

●	any series of subordinated debt securities issued under the Subordinated Indenture, unless otherwise specified by the terms of any such series;

●	any of our other debt which by the terms of the instrument creating or evidencing it is specifically designated as being subordinated to or pari passu with the subordinated debt securities; and

●	any trade payables.

Except as may be described in the Subordinated Indenture our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities is not limited.  A prospectus supplement relating to each series of subordinated debt securities will describe any subordination provisions applicable to such series in addition to or different from those described above.

By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) the holders of subordinated debt securities will be required to pay over their share of such distribution in respect of the subordinated debt securities to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of subordinated debt securities.

Conversion and Exchange

The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock, our preferred stock, another series of our debt securities, other securities, property or cash, or a combination of any of the foregoing, will be summarized in the prospectus supplement relating to such series of debt securities.  Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which the number of shares or amount of our common stock, our preferred stock, another series of our debt securities, other securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Restrictive Covenants

We will describe any restrictive covenants, including restrictions on any subsidiary, for any series of debt securities in a prospectus supplement.

Defeasance

At our option, either (a) we will be Discharged (as defined below) from any and all obligations in respect of any series of debt securities under the Indenture or (b) we will cease to be under any obligation to comply with the restriction on our ability to merge, consolidate or sell assets set forth in the applicable Indenture, the requirement that we maintain our existence or certain other restrictions, in either case if we deposit irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.  To exercise such option, we are required to deliver to the trustee an opinion of tax counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.

The term “Discharged” is defined to mean that we are deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the debt securities of such series and to have satisfied all the obligations under the Indenture relating to the debt securities of such series, except for

●	the rights of holders of the debt securities of such series to receive, from the trust fund described above, payment of the principal of and the interest on the debt securities of such series when such payments are due;

●	our obligations with respect to the debt securities of such series with respect to temporary debt securities, registration, transfer, exchange, replacement of mutilated, destroyed, lost and stolen certificates, maintenance of a paying office and holding money in trust; and

●	the rights, powers, trusts, duties and immunities of the trustee under the applicable Indenture.

The term “U.S. Government Obligations” is defined to mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and also includes a depositary receipt issued by a bank or trust company, as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

Satisfaction and Discharge

In addition, an Indenture will cease to be of further effect with respect to the debt securities of a series issued under that Indenture, subject to certain exceptions generally relating to compensation and indemnity of the trustee, when either:

●	all outstanding debt securities of that series have been delivered to the trustee for cancellation and we have paid all sums payable by us under the Indenture with respect to such series, or

●	all outstanding debt securities of that series not delivered to the trustee for cancellation either: (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year; and we have deposited irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities.

Modification of the Indentures

Modifications and amendments of each Indenture may be made by us and the trustee, through a supplemental indenture, without the consent of the holders of the debt securities or with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities affected by such modification or amendment; provided however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

●	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

●	reduce the principal amount of or interest on, or any premium payable upon redemption of, any debt security;

●	change certain other terms related to waiver of past defaults or covenants (such as covenants and provisions of the Indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected);

●	reduce the percentage of the principal amount of the outstanding debt security of any series, the consent of whose holders is required to modify or amend the applicable Indenture or waive compliance with, or consent to certain defaults under, the provisions of such Indenture; or

●	make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of such security.

Our board of directors does not have the power to waive any of the covenants of each Indenture, including those relating to consolidation, merger or sale of assets.

Our board of directors does not have the power to waive any of the covenants of each Indenture, including those relating to consolidation, merger or sale of assets.

Events of Default, Notice and Waiver

The following will be “Events of Default” with respect to any particular series of the debt securities under the Indentures:

●	default in any payment of interest on such series when due, continued for 30 days;

●	default in any payment of principal and premium, if any, of, or sinking fund installment on, such series when due;

●	default in the performance, or breach, of any covenant or warranty of ours applicable to such series continued for 60 days after written notice to us by the trustee or the holders of at least 25% in principal amount of such series;

●	certain events of bankruptcy, insolvency or reorganization; and

●	any other event of default we may provide for that series.

No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

The trustee will, within 90 days after the occurrence of any default with respect to any series of the debt securities, give to the holders thereof notice of such default known to the trustee, unless such default has been cured or waived (the term default for this purpose means any event which is, or after notice or lapse of time, or both, would become, an Event of Default); provided that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of such series of debt securities or in the payment of any sinking fund installments, the trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of that series.

We will be required to furnish to the trustee each year a statement as to the fulfillment by us of our obligations under the applicable Indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series may, in respect of such series, waive certain defaults and may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture.  The trustee has the right to decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction or would involve the trustee in personal liability.  Each Indenture provides that in case an Event of Default occurs and is continuing with respect to any series of the debt securities, the trustee will be required to exercise any of its rights and powers under such Indenture with the degree of care and skill such as a prudent man would exercise in the conduct of his own affairs.  Notwithstanding the foregoing, the trustee will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee or the holders of at least 25% in principal amount of such series may declare such series due and payable.

Each Indenture provides that no holder of debt securities of any series may institute any action against us under such Indenture (except in the case of an Event of Default) unless the holder has previously given notice to the trustee of a continuing Event of Default, holders of at least 25% in principal amount of such series have requested the trustee to institute such action and have offered the trustee reasonable indemnity, and the trustee has not instituted such action within 60 days of such request.

Consolidating, Merger or Sale of Assets

We may not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless, among other conditions:

●	the corporation formed by such consolidation or into which we are merged or the corporation which acquires our assets is organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities, if any, issued under the applicable Indenture and the performance of every covenant of such Indenture to be performed by us; and

●	immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, has happened and is continuing.

Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which we are merged or to which such sale is made, will succeed to, and be substituted for, us under such Indenture.

Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the Indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Governing Law

New York Law will govern the Indentures and the debt securities, without regard to its conflicts of law principles.

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

We have authorized 255,000,000 shares of capital stock, par value $0.001 per share, of which 250,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock.

As of May 11, 2018, we had 16,309,969 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol “INPX”. On May 14, 2018, the last sale price of our common stock was $0.41 per share. The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. with an address at 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209.

Description of Preferred Stock

Our articles of incorporation permits us to issue up to 5,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	Impairing dividend rights of our common stock;

●	Diluting the voting power of our common stock;

●	Impairing the liquidation rights of our common stock; and

●	Delaying or preventing a change of control without further action by our stockholders.

Series 4 Preferred Stock

Our board of directors has designated an aggregate of 10,415 shares of preferred stock as Series 4 Convertible Preferred Stock (“Series 4 Preferred Stock”). As of May 11, 2018, there were 6,989 shares of Series 4 Preferred Stock outstanding. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificate of designation of preferences, rights and limitations of Series 4 Preferred Stock.

The following is a summary of the material terms of our Series 4 Preferred Stock. For more information, please refer to the certificate of designation of preferences, rights and limitations of the Series 4 Preferred Stock filed as an exhibit to the current report on Form 8-K filed with the SEC on April 24, 2018 .

Liquidation.  Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series 4 Preferred Stock will be entitled to receive distributions out of our assets, whether capital or surplus, of the same amount that a holder of common stock would receive if the Series 4 Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Dividends.  Holders of the Series 4 Preferred Stock will be entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series 4 Preferred Stock.

Conversion.  Each share of Series 4 Preferred Stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of $1,000 by the conversion price equal to $0.46 per share (subject to adjustment described below). This right to convert is limited by the beneficial ownership limitation described below.

Anti-Dilution Protection and One-Time Reset Provision. The Series 4 Preferred Stock contain an anti-dilution protection feature, to adjust the conversion price if shares of common stock are sold or issued for a consideration per share less than the conversion price then in effect (subject to certain exemptions), provided, that the conversion price will not be less than $0.124. In addition, on the 60th day following the original issuance date of the Series 4 Preferred Stock, the conversion price will be reduced, and only reduced, to the lesser of (x) the then conversion price, as may be adjusted, and (y) 80% of the VWAP (as defined in the certificate of designation for the Series 4 Preferred Stock) on the trading day immediately prior to the 60th day, provided that the conversion price will not be less than $0.124.

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of Series 4 Preferred Stock, to the extent that, after giving effect to such conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion (subject to the right of the holder to increase such beneficial ownership limitation upon notice to us, provided that any increase in beneficial ownership limitation shall not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of Series 4 Preferred Stock who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires Series 4 Preferred Stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Description of Subscription Rights

We may issue subscription rights to purchase shares of our common stock, preferred stock or other securities.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, debt securities, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” Description of Debt Securities and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Warrants

Warrants to Purchase Common Stock, Preferred Stock or Debt Securities

We may issue warrants for the purchase of common stock, preferred stock or debt securities.  We may issue warrants independently or together with any offered securities.  The warrants may be attached to or separate from those offered securities.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants.  These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock, preferred stock or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants.  Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement.  After the close of business on the expiration date, if applicable, unexercised warrants will become void.  Warrants may be exercised as described in the applicable prospectus supplement.  When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased.  If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Outstanding warrants to purchase our common stock are as follows:

As of May 11, 2018, we have warrants issued and outstanding for the purchase of up to 64,918,852 shares of our common stock, at exercise prices ranging from $0.634 to $3,375.00. The warrants are held by 154 security holders. Outstanding warrants to purchase our common stock are as follows:

Issuance Date	Number of Shares	Exercise Period	Exercise Price
March 20, 2013	186	From March 20, 2013 to March 20, 2020 (except the Lock-Up Period as defined in the warrant)	$405.00
August 29, 2013	125	From August 29, 2013 to August 29, 2020 (except the Lock-Up Period as defined in the warrant)	$1,080.00
April 15, 2014	229	From April 15, 2015 to April 14, 2019	$3,375.00
November 17, 2015	112	From November 17, 2015 to November 17, 2018	$450.00
June 30, 2017	5,595	June 30, 2017 to June 30, 2022	$9.00
August 9, 2017	36,526	From August 9, 2017 to August 9, 2022	$16.50
January 8, 2018	599,817	From February 2, 2018 to February 2, 2023	$3.00
February 20, 2018	42,287,102	From February 20, 2018 to February 20, 2023	$0.634
April 24, 2018	21,989,160	From April 24, 2018 to April 24, 2023	$0.67

Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes (“NRS”) provides, in general, that a corporation incorporated under the laws of the State of Nevada, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

Our Articles of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to maintain insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Anti-Takeover Effect of Nevada Law, Certain By-Law Provisions

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has fewer than 100 stockholders of record who are residents of Nevada and does not do business in Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our Board.

Blank Check Preferred Stock

The ability to authorize “blank check” preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on the NASDAQ Capital Market.  If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors.  While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice.  Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.  We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system.  Any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

The Securities the Selling Security Holders May Offer

In addition to the securities we may offer, the Selling Security Holders may use this prospectus to offer and sell in one or more secondary offerings up to 599,817 shares of common stock upon exercise of the Warrants that we sold to the Selling Security Holders on January 8, 2018 in a transaction exempt from the registration requirements of the Securities Act pursuant to the securities purchase agreement with the Selling Securities Holders. The Selling Security Holders’ shares have been included in the registration statement of which this prospectus is a part in satisfaction of registration rights granted to the Selling Security Holders.

SELLING SECURITY HOLDERS

On January 5, 2018, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Security Holders pursuant to which the Company agreed to sell, in a registered direct offering, an aggregate of 599,817 shares (the “Shares”) of the Company’s common stock, at a purchase price of $5.31 per share. Concurrently with the sale of the Shares, in connection with a private placement, the Company also agreed to sell warrants to purchase up to 599,817 shares of common stock (the “Warrants”). The closing of the sales of the Shares and Warrants under the Purchase Agreement occurred on January 8, 2018. The aggregate gross proceeds for the sale of these securities were approximately $3.2 million.

The Warrants became exercisable on February 2, 2018 (the “Initial Exercise Date”), at an exercise price per share equal to $6.60, subject to certain adjustments pursuant to the terms of the Warrants (the “Exercise Price”), and will expire on the fifth anniversary of the Initial Exercise Date.

The Warrants provide for adjustment of the Exercise Price if, while the Warrants are outstanding, the Company or any significant subsidiary thereof, as applicable, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents at an effective price per share that is less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”). In the event a Dilutive Issuance occurs, the Exercise Price shall be reduced to equal the Base Share Price, provided that the Base Share Price shall not be less than $3.00 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Purchase Agreement). As a result of a Dilutive Issuance as of February 20, 2018, the Exercise Price of the Warrants has been adjusted to $3.00 per share ..

The shares of common stock being offered by the Selling Security Holders are those issuable to the Selling Security Holders upon exercise of the Warrants. We are registering the shares of common stock issuable upon exercise of the Warrants in order to permit the Selling Security Holders to offer such shares for resale from time to time. See “Plan of Distribution.” None of the Selling Security Holders nor any of their affiliates has held an executive office, or had any other material relationship, with us or any of our affiliates in the past three years except that certain Selling Security Holders purchased securities from the Company in the Company’s offerings in December 2016, June 2017, August 2017 and April 2018, and all the Selling Security Holders purchased securities in the Company’s offering in February 2018.

The table below lists information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by each Selling Security Holder supplied to us by the Selling Security Holders.

The second column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of May 11, 2018, based on the ownership of shares of common stock that have been issued and could be issued pursuant to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of May 11, 2018, without taking account of any limitations on exercise of these securities set forth therein.

The third column lists the shares of common stock being offered by this prospectus by each Selling Security Holder without taking into account any limitations on exercise of the Warrants set forth therein.

The fourth column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of the date after the offering, based on the ownership of shares of common stock that have been issued and could be issued pursuant to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of the date after the offering, without taking account of any limitations on exercise of the February Warrant, the April Warrant (each, as defined below) or other convertible securities held by each Selling Security Holder set forth therein.

The fifth column lists the percentage of common stock beneficially owned by each Selling Security Holder taking into account any limitations on exercise of the February Warrant, the April Warrant or other convertible securities held by each Selling Security Holder set forth therein.

As of May 11 , 2018, some of the Selling Security Holders owned warrants issued by the Company on August 9, 2017 (the “August Warrants”), Series 4 Preferred Stock, and warrants issued on April 24, 2018 (the “April Warrants”), and all of the Selling Securities Holders held warrants issued by the Company on February 20, 2018 (the “February Warrants”). Under the terms of a Selling Security Holder’s Warrant, the February Warrant, the August Warrant, the April Warrant or the Series 4 Preferred Stock, as applicable, the Selling Security Holder may not exercise these securities to the extent (but only to the extent) that the Selling Security Holder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% or 9.99%, as applicable, of the outstanding shares of our common stock. The numbers of shares of common stock prior to and after the offering reported in the second and fourth columns do not reflect the beneficial ownership limitations. The ownership percentage in the fifth column reflects these limitations.

Name of Selling Security Holder	Number of Shares of Common Stock Owned Prior to Offering (1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock of Owned After Offering (1)	Ownership Percentage of after the Offering (1)

CVI Investments, Inc. (2)	4,610,499	(3)	94,162		4,516,337	4.99%
Hudson Bay Master Fund Ltd. (4)	15,005,109	(5)	94,162		14,910,947	9.99%
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (6)	4,145,048	(7)	94,162		4,050,886	4.99%
Empery Asset Management, LP, on behalf of Empery Asset Master, LTD, Empery Tax Efficient, LP and Empery Tax Efficient II, LP (8)	7,245,112	(9)	94,164	(10)	7,150,948	4.99%
Intracoastal Capital, LLC (11)	3,296,018	(12)	56,498		3,239,520	4.99%
Anson Investments Master Fund LP (13)	9,290,335	(14)	47,081		9,243,254	4.99%
L1 Capital Global Opportunities Master Fund Ltd. (15)	453,563	(16)	44,257		409,306	2.50%
Iroquois Master Fund Ltd. (17)	2,299,416	(18)	47,081		2,252,335	4.99%
Iroquois Capital Investment Group, LLC (19)	974,706	(20)	9,417		965,289	4.99%
Kingsbrook Opportunities Master Fund LP (21)	790,451	(22)	18,833		771,618	4.73%
Total:			599,817

(1)	The Warrants, the February Warrants, the August Warrants, the April Warrants and the Series 4 Preferred Stock include a beneficial ownership limitation of 4.99% or 9.99%, as elected by the Selling Security Holder of the shares of common stock outstanding immediately after giving effect to any exercise of the Warrant, the February Warrant, the April Warrant or the August Warrant or any conversion of the Series 4 Preferred Stock. As of May 11, 2018, we had 16,309,969 shares of common stock outstanding. The number of shares reported in columns 2 and 4 do not reflect the beneficial ownership limitation. The percentage number reported in column 5 reflects the beneficial ownership limitation of 4.99% or 9.99%, as applicable.

(2)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is an affiliate of a broker dealer. CVI acquired the common stock underlying the Warrant being registered hereunder in the ordinary course of business, and at the time of the acquisition of the Warrant described herein, CVI did not have any arrangements or understandings with any person to distribute such securities.

(3)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 8,381 shares of common stock, (ii) 94,162 shares of common stock underlying the Warrant , (iii) 3,312,303 shares of common stock underlying the February Warrant , (iv) 1,086,957 shares of common stock underlying the April Warrant and (v) 108,696 shares of common stock underlying 50 share of Series 4 Preferred Stock .

(4)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(5)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 94,162 shares of common stock underlying the Warrant , (ii) 9,384,859 shares of common stock underlying the February Warrant , (iii) 3,913,044 shares underlying the April Warrant and (iv) 1,613,044 shares underlying 742 shares of Series 4 Preferred Stock .

(6)	Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as managing member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the securities held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and Mr. Khatri each disclaim any beneficial ownership of these securities.

(7)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 94,162 shares of common stock underlying the Warrant , ( ii ) 1,876,972 shares of common stock underlying the February Warrant , (iii) 1,086,957 shares of common stock underlying the April Warrant and (iv) 1,086,957 shares underlying 500 shares of Series 4 Preferred Stock .

(8)	Empery Asset Management LP, the authorized agent of Empery Asset Master, LTD (“EAM”), Empery Tax Efficient, LP (“ETE”) and Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by EAM, ETE and ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM, ETE and ETE II. Each of EAM, ETE, ETE II, Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(9)	The number of shares set forth in column 2 includes: (i) 94,164 shares of common stock underlying the Warrants held by EAM, ETE and ETE II, (ii) 5,520,506 shares of common stock underlying the February Warrants held by EAM, ETE and ETE II , (iii) 1,086,958 shares of common stock underlying the April Warrants held by EAM, ETE and ETE II, (iv) 543,478 shares of common stock underlying 250 share of Series 4 Preferred Stock held by EAM, ETE and ETE II and (v) 6 shares of common stock held by EAM, ETE and ETE II.

(10)	The number of shares being registered includes (i) 25,077 shares of common stock underlying the Warrant held by EAM, (ii) 14,110 shares of common stock underlying the Warrant held by ETE and (iii) 54,977 shares of common stock underlying the February Warrant held by ETE II.

(11)	Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the common stock underlying the Warrant being registered hereunder in the ordinary course of business, and at the time of the acquisition of the Warrant described herein, Intracoastal did not have any arrangements or understandings with any person to distribute such securities.

(12)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 56,498 shares of common stock underlying the Warrant, (ii) 2,346,215 shares of common stock underlying the February Warrant , (iii) 543,479 shares of common stock underlying the April Warrant, (iv) 343,479 shares of common stock underlying 158 shares of Series 4 Preferred Stock and (v ) 6,347 shares of common stock underlying the August Warrant.

(13)	Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the securities held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson is 190 Elgin Ave; George Town, Grand Cayman.

(14)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to ( i) 47,081 shares of common stock underlying the Warrant , ( ii ) 4,998,818 shares of common stock underlying the February Warrant , (iii) 2,717,392 shares of common stock underlying the April Warrant, (iv) 1,413,044 shares of common stock underlying the Series 4 Preferred Stock and (iv) 114,000 shares of common stock .

(15)	David Feldman has voting and dispositive power over shares held by L1 Capital Global Opportunities Master Fund Ltd.

(16)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants owned by the Selling Security Holder with respect to (i) 44,257 shares of common stock underlying the Warrant and (ii) 409,306 shares of common stock underlying the February Warrant.

(17)	Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As President and managing member of Iroquois Capital, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of 1934, as amended) of the securities held by IMF. Notwithstanding the foregoing, Mr. Abbe and Mrs. Page disclaim such beneficial ownership.

(18)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 1,288 shares of common stock, (ii) 47,081 shares of common stock underlying the Warrant, (iii) 1,642,351 shares of common stock underlying the February Warrant , (iv) 380,435 shares of common stock underlying the April Warrant and (v) 228,261 share of common stock convertible from 105 shares of Series 4 Preferred Stock.

(19)	Richard Abbe is the natural persons with voting and investment power over these securities.

(20)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 553 shares of common stock, (ii) 9,417 shares of common stock underlying the Warrant, (iii) 703,865 shares of common stock underlying the February Warrant , (iv) 163,044 shares of common stock underlying the April Warrant and (iv) 97,827 shares of common stock convertible from 45 shares of Series 4 Preferred Stock.

(21)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(22)	The number of shares reported reflects the shares of common stock immediately after giving effect to the exercise of the warrants and the conversion of the preferred stock owned by the Selling Security Holder with respect to (i) 18,833 shares of common stock underlying the Warrant , (ii) 552,051 shares of common stock underlying the February Warrant , (iii) 217,392 shares of common stock underlying the April Warrant, (iv) 2,174 shares of common stock underlying 1 share of Series 4 Preferred Stock and (v) 1 share of common stock .

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NASDAQ Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

 The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after the offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more shares of common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with the offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Each Selling Security Holder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Security Holder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement is declared effective by the SEC;

●	broker-dealers may agree with a Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Each Selling Security Holder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, each Selling Security Holder may transfer the shares of common stock by other means not described in this prospectus. If any Selling Security Holder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Security Holder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, each Selling Security Holder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. Each Selling Security Holder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. Each Selling Security Holder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

Each Selling Security Holder may pledge or grant a security interest in part or all of its Warrant and, if it defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock subject to the Warrant from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. Each Selling Security Holder also may transfer and donate the shares of common stock subject to the Warrant in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Security Holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Security Holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Security Holders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Security Holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Security Holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Security Holders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP (“MSK”), New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement. As of the date of this filing, MSK and certain principals of the firm beneficially own securities of the Company representing in the aggregate less than five percent of the shares of the registrant’s common stock outstanding immediately prior to the filing of this registration statement. Although MSK is not obligated to, it may accept securities of the Company as payment for services in the future.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2017 and 2016, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.inpixon.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SC on March 27, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as filed with the SEC on May 15, 2018;

●	our Current Reports on Form 8-K, as filed with the SEC on January 9, 2018, February 5, 2018, February 6, 2018 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01), February 16, 2018, March 6, 2018, April 4, 2018, April 23, 2018, April 24, 2018, April 30, 2018 and May 3, 2018 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01); and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offerings (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

Inpixon

Attn: Secretary

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

$300,000,000.00

Common Stock

Preferred Stock

Subscription Rights

Units

Warrants

Debt Securities

PROSPECTUS